UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TRANSKARYOTIC THERAPIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a memorandum distributed by Transkaryotic Therapies, Inc. to its employees on May 5, 2005.

TRANSKARYOTIC THERAPIES INC.

MEMORANDUM

To:	TKT Employees
From:	David Pendergast, President and CEO — TKT
Matt Emmens, CEO — Shire
Date:	May 5, 2005
Re:	David Pendergast will lead new Shire business unit following the close of Shire’s acquisition of TKT

We would like to provide a brief update on progress since the announcement on April 21st of Shire’ s planned acquisition of TKT, and share with you an overview of the organizational structure that we plan to implement following the close.

As we’ve communicated before, we believe that Shire’s acquisition of TKT will provide tremendous opportunities for both companies. For TKT, the benefits of becoming part of a larger and yet highly focused specialty pharmaceutical company are significant:

•	Additional financial strength to increase or accelerate investment in R&D, clinical trials and manufacturing

•	Access to a broader corporate infrastructure

•	The opportunity to leverage Shire’s specialty commercial experience to expand commercial opportunities for TKT products and directly commercialize DYNEPO®

For Shire, TKT’s technology platform adds value right away in the form of two approved products, a pipeline of future products, complementary commercial, research and development capabilities as well as a new platform for long-term growth.

To leverage these benefits appropriately, we plan to implement a new TKT-platform-based Business Unit model following the close of the transaction.

We are pleased to announce that David Pendergast will become an Executive Vice President of Shire and General Manager of this new business unit within Shire following the close. David will report to Matt and will be part of Shire’s senior executive team.

The new Business Unit will include the TKT core activities of research, development, manufacturing and marketing and selling (i.e., the departments of research, process development, clinical research, regulatory affairs, medical affairs, quality, program management, manufacturing, supply planning, engineering/facilities and commercial operations). The business unit will be headquartered at 700 Main Street, Cambridge, Massachusetts, with manufacturing at Alewife and other operations at sites and in countries outside the U.S.

Shire plans to integrate TKT’s strategic business support functions such as Finance, HR, Legal / IP, IT, IR/Corporate Communications, Business Development, Corporate Services and Purchasing that will report into Shire’s global functions. These functions will continue to actively support the combined businesses at TKT sites. A team of employees from both companies will be formed to manage and implement the integration activities for these functions. Over the next few weeks more information will be available about the process and timing of these integration activities.

There are many aspects of the business model that have not been defined yet but as the planning process continues we will be providing further information as soon as it is available. In the meantime, if you have immediate questions, please direct them to your manager or to Human Resources.

Thank you for your continued commitment to TKT and to our future together. We look forward to building a new company that will have a unique and significant place in markets largely ignored by bigger pharmaceutical and biotech companies.

* * * * *

Important Additional Information Will Be Filed with the SEC
TKT plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the proposed transaction with Shire. The Proxy Statement will contain important information about TKT, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TKT by contacting Corporate Communications.

TKT, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions with Shire. Information regarding TKT’s directors and executive officers is contained in TKT’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended on May 2, 2005, its proxy statement dated April 27, 2004, and its Current Reports on Form 8-K dated March 30, 2005, April 15, 2005 and April 27, 2005, each of which is filed with the SEC. As of April 22, 2005, TKT’s directors and executive officers and their affiliates, including Warburg Pincus Equity Partners, L.P., beneficially owned approximately 6,085,200 shares, or 17.4%, of TKT’s common stock. All outstanding options for TKT common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $37 per share purchase price. In addition, Shire has committed to maintaining TKT’s 2005 Management Bonus Plan, in which TKT executive officers participate, in accordance with its current terms in respect of the 2005 performance year. Following the merger, Shire has agreed to provide certain retention and severance benefits to TKT’s employees, including its executive officers. A more complete description will be available in the Proxy Statement when it is filed with the SEC.

Safe Harbor for Forward-Looking Statements
This memo contains forward-looking statements regarding the proposed transaction between Shire® and TKT, the company’s development of certain products, including Replagal®, I2S® and Dynepo®, the timing of clinical trials, clinical trial results and regulatory filings, and statements regarding the company’s financial outlook, as well as statements about future expectations, beliefs, goals, plans or prospects, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the stockholders of each company; the ability to consummate the transaction; whether any of the company’s products will achieve the commercial success anticipated by the company; whether competing products will reduce the market opportunity for such products; whether I2S® will be safe and effective as a treatment for Hunter syndrome; whether GA-GCB® will be safe and effective as a treatment for Gaucher disease; whether the company will be able to successfully complete clinical trials of its products; enrollment rates for clinical trials;

whether the results of clinical trials, will be indicative of results obtained in later clinical trials; whether future clinical trials will be conducted and conducted on a timely basis; the ability of the company and its collaborators to successfully complete development of its products; the ability to manufacture sufficient quantities of its products to satisfy both clinical trial requirements and commercial demand; the timing of submissions to and decisions by regulatory authorities in the United States, Europe, Japan and other countries regarding clinical trials and marketing and other applications; whether the FDA and equivalent regulatory authorities grant marketing approval for the company’s products on a timeline consistent with the company’s expectations, or at all; the availability and extent of coverage from third party payors and the receipt of reimbursement approvals for the company’s products; whether competing products will reduce any market opportunity that may exist; results of litigation; whether the company will be successful in establishing European manufacturing for Dynepo®; and other factors set forth under the caption “Certain Factors That May Affect Future Results” in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is on file with the SEC and which factors are incorporated herein by reference. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.